Exhibit A

To

Advisory and Service Contract

Between

Wasatch Funds Trust. and

Wasatch Advisors, Inc.

Series	Effective Date	Annual Advisory Fee

Wasatch Small Cap Growth Fund	March 31, 2010	1.00%
Wasatch Core Growth Fund	March 31, 2010	1.00%
Wasatch Hoisington U.S. Treasury Fund	March 31, 2010	0.50%
Wasatch Ultra Growth Fund	January 31, 2011	1.00%
Wasatch Micro Cap Fund	January 31, 2017	1.50%
Wasatch Small Cap Value Fund	January 31, 2012	1.00%
Wasatch International Growth Fund	January 31, 2011	1.25%
Wasatch Micro Cap Value Fund	January 31, 2017	1.50%
Wasatch International Opportunities Fund	January 31, 2016	1.75%
Wasatch Emerging Markets Small Cap Fund	January 31, 2016	1.65%
Wasatch Global Opportunities Fund	January 31, 2016	1.25%
Wasatch Global Value Fund	March 31, 2010	0.90%
Wasatch Emerging India Fund	January 31, 2016	1.25%
Wasatch Frontier Emerging Small Countries Fund	January 31, 2018	1.65%
Wasatch Emerging Markets Select Fund	January 31, 2016	1.00%
Wasatch International Select Fund	February 12, 2019	0.80%
Wasatch Global Select Fund	February 12, 2019	0.85%
Wasatch Greater China Fund	August 18, 2020	1.00%

Amended as of August 18, 2020

Wasatch Funds Trust		Wasatch Advisors, Inc.

By:	/s/ Eric S. Bergeson	By:	/s/ JB Taylor
Name: Eric S. Bergeson		Name: JB Taylor
Title: President		Title: Chief Executive Officer